Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of September 2, 2015, between the undersigned shareholders (the “Shareholders”) of Alteva, Inc., a New York corporation (the “Company”), and MBS Holdings, Inc., a Delaware corporation (“Parent”).

WHEREAS, concurrently with or following the execution of this Agreement, the Company, Parent and Arrow Merger Subsidiary, Inc., a New York corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered, or will enter, into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub and the Company pursuant to the terms and conditions of the Merger Agreement.  Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement;

WHEREAS, each Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner,” “beneficial ownership” or “own beneficially” is used) of common shares, par value $0.01 per share, of the Company (“Company Common Stock”) set forth next to such Shareholder’s name on Schedule A hereto (the “Original Shares”; the Original Shares and any additional Company Common Stock or other voting securities of the Company of which such Shareholder acquires record and beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Shares”);

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, Parent and Merger Sub have required that each Shareholder execute and deliver this Agreement; and

WHEREAS, each Shareholder acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement and would not enter into the Merger Agreement if the Shareholders did not enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Representations of the Shareholders.  Each Shareholder, severally and not jointly, represents and warrants to Parent that:

(a)                                 Except with respect to any Shares that are subject to Liens pursuant to a restricted stock award or similar agreement with the Company, (i) such Shareholder owns beneficially all of the Shares free and clear of all Liens, and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Shareholder is a party relating to the pledge, disposition or voting of any of the Original

Shares and there are no voting trusts or voting agreements with respect to the Shares.  Such Shareholder has not granted any proxy or power of attorney that is still in effect with respect to any Shares, except as contemplated by this Agreement.

(b)                                 Such Shareholder does not beneficially own any Common Shares other than (i) the Shares and (ii) any options, warrants or other rights to acquire any additional Common Shares or any security exercisable for or convertible into Common Shares, set forth on Schedule A (collectively, “Options”).

(c)                                  Such Shareholder has full legal capacity to enter into, execute and deliver this Agreement and to perform fully such Shareholder’s obligations hereunder (including the proxy described in Section 2(b) below). This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

(d)                                 None of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof will conflict with or result in a breach, constitute a default (with or without notice of lapse of time or both) under any provision of, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of such Shareholder under, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to such Shareholder or to such Shareholder’s property or assets.

(e)                                  No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of such Shareholder is required in connection with the valid execution and delivery of this Agreement.

(f)                                   There is no action, suit, investigation, complaint or other proceeding pending or threatened against such Shareholder that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(g)                                  Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.

2.                                      Agreement to Vote Shares; Irrevocable Proxy.

(a)                                 Prior to the Termination Date (as defined below), each Shareholder irrevocably and unconditionally agrees at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any action by written consent of the shareholders of the Company, (x) to appear at such meeting or otherwise cause the Shares to be counted as present at such meeting for the purpose of establishing a quorum, and to respond to each request by the Company for written consent, if any, and (y) to vote the Shares, and to cause any holder of record of Shares to vote (or execute a written consent or consents if shareholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of shareholders of the Company): (i) in favor of the Merger and the Merger Agreement, at every meeting (or in connection with any action by written consent) of the shareholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against (1) any Takeover Proposal, (2) any action, proposal, transaction or agreement which would result in a breach of any covenant, representation, warranty, condition or any other obligation or agreement of the Company under the Merger Agreement or of such Shareholder under this Agreement, (3) any action, proposal, transaction or agreement that would impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or by-laws), (4) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person (other than the Merger) and (5) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or by-laws.

(b)                                 EACH SHAREHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT AND ANY DESIGNEE OF PARENT, AND EACH OF THEM INDIVIDUALLY, SUCH SHAREHOLDER’S PROXIES AND ATTORNEYS-IN-FACT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO VOTE (OR ACT BY WRITTEN CONSENT) DURING THE TERM OF THIS AGREEMENT WITH RESPECT TO THE SHARES IN ACCORDANCE WITH SECTION 2(a). THIS PROXY AND POWER OF ATTORNEY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF SHAREHOLDER UNDER THIS AGREEMENT AND IN CONNECTION WITH PARENT AND MERGER SUB’S AGREEMENT TO CONSUMMATE THE MERGER PURSUANT TO THE MERGER AGREEMENT.  SHAREHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY. THIS PROXY AND POWER OF ATTORNEY GRANTED BY SHAREHOLDER SHALL BE IRREVOCABLE DURING THE TERM OF THIS AGREEMENT, SHALL BE DEEMED TO BE COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE PROXY AND SHALL REVOKE

ANY AND ALL PRIOR PROXIES GRANTED BY SHAREHOLDER WITH RESPECT TO THE SHARES (AND SUCH SHAREHOLDER REPRESENTS TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE). THE POWER OF ATTORNEY GRANTED BY SHAREHOLDER HEREIN IS A DURABLE POWER OF ATTORNEY AND SHALL SURVIVE THE DISSOLUTION, BANKRUPTCY, DEATH OR INCAPACITY OF SHAREHOLDER. THE PROXY AND POWER OF ATTORNEY GRANTED HEREUNDER SHALL TERMINATE UPON THE TERMINATION DATE.  SUCH IRREVOCABLE PROXY IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISISIONS OF SECTION 609 OF THE NEW YORK BUSINESS CORPORATION LAW.

3.                                      No Voting Trusts or Other Arrangement.

Each Shareholder covenants and agrees that such Shareholder (a) has not entered into (to the extent not terminated), and will not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Shares and (b) will not, and will not permit any entity under such Shareholder’s control to, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares prior to the Termination Date other than agreements entered into with Parent.

4.                                      Certain Covenants of Each Shareholder.  Each Shareholder, for itself (severally and not jointly), hereby covenants and agrees as follows:

(a)                                 Each Shareholder agrees that during the term of this Agreement, such Shareholder will not: (i) tender into any tender or exchange offer, (ii) directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of, encumber or otherwise subject to a Lien (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or such Shareholder’s voting or beneficial ownership therein or (iii) knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder’s obligations under this Agreement.  Any attempted Transfer of Shares or any interest therein in violation of this Section 4 shall be null and void. This Section 4 shall not prohibit a Transfer of the Shares by such Shareholder (A) to any member of such Shareholder’s immediate family, or to a trust for the benefit of Shareholder or any member of such Shareholder’s immediate family, or upon the death of such Shareholder (provided that a Transfer referred to in this clause (A) shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement); (B) to the Company in connection with the payment of taxes with respect to the vesting of (or lapse of restrictions on) any restricted Common Shares; (C) if such Shareholder is an officer of the Company, following the Company’s termination (but not the voluntary resignation) of such officer’s employment with the Company; or (D) pursuant to a bona fide pledge of, or grant of a security interest in, Common Shares in connection with any financing arrangements with a financial institution, including any resulting Transfer of such pledged shares

(or shares in which a security interest has been granted) upon any default and foreclosure under the indebtedness underlying such pledge or security interest, so long as the Shareholder retains full voting rights of such pledged shares (or shares in which a security interest has been granted) prior to such default and foreclosure.

(b)                                 Each Shareholder that is married and whose Shares constitute community property under applicable Law or otherwise need spousal consent or approval for this Agreement to be legal, valid and binding shall use his or her reasonable best efforts to cause this Agreement to be duly and validly executed and delivered by such Shareholder’s spouse promptly following the date of this Agreement.

5.                                      Additional Shares.  Shareholder agrees that all new Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by such Shareholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof shall automatically become subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

6.                                      Termination.  This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, or (iii) the termination of this Agreement by written notice from Parent to the Shareholders (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 10, 12(j), and 13 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive termination of this Agreement.

7.                                      No Agreement as Director or Officer.  Each Shareholder makes no agreement or understanding in this Agreement in such Shareholder’s capacity as a director or officer of the Company or any of its subsidiaries (if such Shareholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by such Shareholder in such Shareholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict such Shareholder from exercising such Shareholder’s fiduciary duties as an officer or director to the Company or its shareholders.

8.                                      Disclosure.  Each Shareholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC, including the Proxy Statement, such Shareholder’s identity and ownership of the Shares and the nature of such Shareholder’s obligations under this Agreement.

9.                                      Specific Performance.  Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

10.                               Entire Agreement.  This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

11.                               Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of receipt) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

If to Parent:

MBS Holdings, Inc.

880 Montclair Road, Suite 400

Birmingham, Alabama 35213

Telecopy No.: (205) 202-8218

Attention: William J. Fox, III

With a copy (which shall not constitute effective notice) to:

Bradley Arant Boult Cummings LLP

One Federal Place

1819 Fifth Avenue North

Birmingham, Alabama 35203

Telecopy No.: (205) 488-6602

Attention: Stuart M. Maxey

If to a Shareholder, to the address or facsimile number set forth for such Shareholder on Schedule A.

12.                               Miscellaneous.

(a)                                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would require or permit the application of Laws of any jurisdiction other than those of the State of New York.

(b)                                 Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the state courts of the State of New York, including state appellate courts within the State of New York (or, if such state courts of the State of New York decline to accept jurisdiction over a particular matter, any federal court within the State of New York) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 12(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)                                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH

PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(c).

(d)                                 If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)                                  This Agreement may be executed in one or more counterparts (which may be effectively delivered by facsimile or other electronic means), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)                                   Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g)                                  All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)                                 The obligations of each Shareholder set forth in this Agreement shall not be effective or binding upon such Shareholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(i)                                     No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Any assignment contrary to the provisions of this Section 12(i) shall be null and void.

(j)                                    Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this

Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

(k)                                 Notwithstanding any other provision of this Agreement to the contrary, Parent acknowledges and agrees that the representations, warranties, covenants, and other obligations of each Shareholder under this Agreement are several (and not joint nor joint and several), and in each case are made by each Shareholder solely with respect to himself or herself.

13.                               D&O Insurance, etc.  Each of the individuals party hereto is party (in their capacity as a director and/or officer) to an Indemnification Agreement, dated on or about March 12, 2015 (the “Indemnification Agreements”). Such individuals acknowledge, agree and confirm that (a) the purchase of a “tail” policy pursuant to Section 5.04(b) of the Merger Agreement will satisfy the requirements of the final sentence of Section 7.11 of each Indemnification Agreement, and (b) from and after the Effective Time, clause (ii) of the last sentence of Section 7.06 of each Indemnification Agreement shall be deemed deleted and inapplicable such that only clause (i) of such sentence shall be operative. Notwithstanding the foregoing, clause (b) of the preceding sentence shall not apply if (A) prior to the time of such proposed settlement, the Company has failed or refused to comply with any of its payment obligations under such Indemnification Agreements (whether in respect to indemnification, advancement of expenses, or otherwise) (such failure or refusal, a “Breach”), (B) an Indemnitee (as defined in an Indemnification Agreement) has provided written notice to Parent (in accordance with Section 11 hereof) of the Company’s Breach, and (C) the Company has failed to cure such Breach within 10 days of receipt of the written notice described in clause (B).

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

MBS HOLDINGS, INC.

By	/s/
Name:
Title:

SHAREHOLDERS

/s/
Kelly C. Bloss, Chairman of the Board and Independent Director

/s/
Jeffrey D. Alario, Independent Director

/s/
Douglas B. Benedict, Independent Director

/s/
Edward J. Morea, Independent Director

/s/
Brian J. Kelley, Director & CEO

/s/
Brian H. Callahan, EVP, CFO, Corporate Secretary & Treasurer

/s/
Maradoqueo Marquez, Jr., EVP & Chief Network Officer

/s/
William K. Birnie, EVP & Chief Marketing Officer

Schedule A

Shareholder Name	Shares		Options
Kelly C. Bloss	20,003		—
Jeffrey D. Alario	18,876	(a)	—
Douglas B. Benedict	12,437	(b)	—
Edward J. Morea	6,812		—
Brian J. Kelley	26,702		—
Brian H. Callahan	40,384		20,500
Maradoqueo Marquez, Jr.	26,244		20,409
William K. Birnie	24,896		13,000

(a)  The amount shown excludes 400 common shares held in a joint account with Mr. Alario’s spouse.

(b)  The amount shown excludes 400 common shares held by Mr. Benedict’s spouse.

Address/fax # for all Shareholders:

c/o Alteva, Inc.

400 Market Street, Suite 1100

Philadelphia, Pennsylvania 19106

Fax #: (215) 253-5099

Or, with respect to any Shareholder, such other address and/or fax number as such Shareholder may notify Parent of from time to time by written notice in accordance with Section 11 hereof.